Exhibit 4.2

NUMBER C-

_________ SHARES SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP

BLOCKCHAIN MOON ACQUISITION CORP.
INCORPORATED UNDER THE LAWS OF STATE OF DELAWARE
COMMON STOCK

This Certifies that is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF US$0.0001 EACH OF

BLOCKCHAIN MOON ACQUISITION CORP.

(THE “COMPANY”)

subject to the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time, and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its shares of common stock if it is unable to complete a business combination by            , 2022 all as more fully described in the Company’s final prospectus dated          , 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Chief Executive Officer	Secretary

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Name:
Title:

BLOCKCHAIN MOON ACQUISITION CORP.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares of common stock represented thereby are issued and shall be held subject to all the provisions of the amended and restated certificate of incorporation as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, _______________ hereby sells, assigns and transfers unto ______________________________

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints___________________

Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed: By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated           , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the shares of common stock sold in its initial public offering because it does not consummate an initial business combination by            , 2022, (ii) the Corporation redeems the shares of common stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (as the same may be amended from time to time) to modify the substance and timing of the Company’s obligation to redeem 100% of the shares of common stock if it does not consummate and initial business combination by            , 2022, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of common stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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